                                                                     EXHIBIT 5.0

               [LETTERHEAD OF ATER WYNNE HEWITT DODSON & SKERRITT]




                                 August 20, 1997




AntiVirals Inc.
One S.W. Columbia, Suite 1105
Portland, OR   97258




Gentlemen:

     In connection with the filing of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on Form S-8, relating to the proposed sale by AntiVirals Inc. (the "Company"), of an aggregate of 1,333,333 shares of its common stock, .0001 par value (the "Common Stock"), issuable upon the exercise of options granted pursuant to the Company's 1992 Stock Incentive Plan, we have examined such corporate records, certificates of public officials and offerees of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

     Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the shares of Common Stock will, when sold, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned registration statement.


                                   Very truly yours,

                                   ATER WYNNE HEWITT DODSON & SKERRITT, LLP



                                   By:  /s/ Jack W. Schifferdecker, Jr.
                                        --------------------------------------